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As filed with the Securities and Exchange Commission on April 20, 2018

Registration Nos.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PINNACLE WEST CAPITAL CORPORATION
ARIZONA PUBLIC SERVICE COMPANY
(Exact name of registrant as specified in its charter)

ARIZONA ARIZONA (State or other jurisdiction of incorporation or organization)	86-0512431 86-0011170 (I.R.S. Employer Identification Number)

400 North Fifth Street, P.O. Box 53999
Phoenix, Arizona 85072-3999
(602) 250-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

JEFFREY B. GULDNER
Pinnacle West Capital Corporation
400 North Fifth Street, MS 9068
Phoenix, Arizona 85004-3992
(602) 250-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

PINNACLE WEST CAPITAL CORPORATION
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐
ARIZONA PUBLIC SERVICE COMPANY
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee(1)

Pinnacle West Capital Corporation:

Unsecured Debt Securities

Preferred Stock

Common Stock

Arizona Public Service Company:

Unsecured Debt Securities

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act). In accordance with Rules 456(b) and 457(r), each registrant is deferring payment of all of the registration fee.

Prospectus

        PINNACLE WEST CAPITAL CORPORATION

Unsecured Debt Securities
Preferred Stock
Common Stock

ARIZONA PUBLIC SERVICE COMPANY

Unsecured Debt Securities

        We may offer and sell these securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities, including the plan of distribution for the securities. You should carefully read this prospectus and any supplement, as well as the documents incorporated by reference in this prospectus, before you invest in any of these securities.

        See "Risk Factors" beginning on page 3 of this prospectus where we describe certain factors you should consider in making an investment decision.

        Our principal executive offices are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999. Our telephone number is (602) 250-1000.

        Pinnacle West's common stock is listed on the New York Stock Exchange under the symbol "PNW." Unless otherwise indicated in a supplement to this prospectus, the other securities offered hereby will not be listed on a national securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        We may offer and sell these securities directly to purchasers, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is April 20, 2018

RISK FACTORS

        We include a discussion of risk factors relating to our business and an investment in our securities in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed from time to time by us with the Securities and Exchange Commission (the "SEC"). These reports are incorporated by reference in this prospectus. See "Where You Can Find More Information." We describe an additional risk of investment in our securities below. We may also describe additional risks related to our securities in a prospectus supplement from time to time. Before purchasing our securities, you should carefully consider the risk factors we describe in those reports, in this prospectus and in any prospectus supplement.

        In addition to the general risks that we describe in our SEC reports, you should consider the following additional risk before investing in our securities.

Risk Factors Relating to Unsecured Debt Securities

You may be unable to sell your unsecured debt securities if a trading market for the unsecured debt securities does not develop.

        An established trading market for the unsecured debt securities does not exist and may not develop. Unless the applicable prospectus supplement specifies otherwise, we do not intend to apply for listing of the unsecured debt securities on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the unsecured debt securities will depend on the number of holders of the securities, the interest of securities dealers in making a market in the unsecured debt securities, and other factors. If an active trading market does not develop, the market price and liquidity of the unsecured debt securities may be adversely affected. If the unsecured debt securities are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects, and certain other factors.

The unsecured debt securities issued by Pinnacle West Capital Corporation will be effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future indebtedness and other obligations of Pinnacle West Capital Corporation's subsidiaries.

        The unsecured debt securities issued by Pinnacle West Capital Corporation will be general, unsecured senior obligations of Pinnacle West Capital Corporation only and will rank equal in right of payment with all of Pinnacle West Capital Corporation's other existing and future unsecured senior indebtedness from time to time outstanding. As a result, the unsecured debt securities issued by Pinnacle West Capital Corporation will be effectively subordinated to Pinnacle West Capital Corporation's existing and future secured indebtedness to the extent of the value of the related collateral securing that indebtedness.

        The ability of Pinnacle West Capital Corporation to meet its financial obligations under its unsecured debt securities, and cash needs generally, is dependent on its operating cash flow (which, in turn, is dependent upon the earnings of its subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, Pinnacle West Capital Corporation), its ability to access the short-term and long-term debt and equity capital markets, and its bank facilities. Various financing arrangements, charter provisions and statutory and regulatory requirements may impose certain restrictions on the ability of its subsidiaries to transfer funds to Pinnacle West Capital Corporation, including in the form of cash dividends, loans or advances or other distributions. The unsecured debt securities of Pinnacle West Capital Corporation will not be obligations of or guaranteed by any of Pinnacle West Capital Corporation's subsidiaries. As a result, the unsecured debt securities of Pinnacle West Capital Corporation will be structurally subordinated to any existing and future indebtedness and other obligations of Pinnacle West Capital Corporation's subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. The unsecured debt securities of Pinnacle West Capital Corporation do not restrict Pinnacle West Capital Corporation or its subsidiaries from incurring additional indebtedness, including secured indebtedness.

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In this prospectus we may refer to the unsecured debt securities, preferred stock and common stock that may be offered by Pinnacle West Capital Corporation ("Pinnacle West") and the unsecured debt securities that may be offered by Arizona Public Service Company ("APS") collectively as the "securities."

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific terms of the securities being offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in any supplement, you should rely on the information in the supplement. In addition, the registration statement we filed with the SEC includes exhibits that provide more details about the securities.

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any pricing supplement. See "Where You Can Find More Information." We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate only as of the dates on their covers and that information incorporated by reference is accurate only as of the date of the report that is incorporated, unless, in either case, the information is given as of another specific date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement, and the information contained or incorporated by reference in this prospectus may contain forward-looking statements based on current expectations, and we assume no obligation to update these statements, even if our internal estimates change, except as required by applicable law. These forward-looking statements are often identified by words such as "estimate," "predict," "may," "believe," "plan," "expect," "require," "intend," "assume," "project" and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us. In addition to the Risk Factors described above, these factors include, but are not limited to:

  •
  our ability to manage capital expenditures and operations and maintenance costs while maintaining reliability and customer service levels;

  •
  variations in demand for electricity, including those due to weather, seasonality, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation;

  •
  power plant and transmission system performance and outages;

  •
  competition in retail and wholesale power markets;

  •
  regulatory and judicial decisions, developments and proceedings;

  •
  new legislation, ballot initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets;

  •
  fuel and water supply availability;

  •
  our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investment;

  •
  our ability to meet renewable energy and energy efficiency mandates and recover related costs;

  •
  risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty;

  •
  current and future economic conditions in Arizona, including in real estate markets;

  •
  the development of new technologies which may affect electric sales or delivery;

  •
  the cost of debt and equity capital and the ability to access capital markets when required;

  •
  environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions;

  •
  volatile fuel and purchased power costs;

  •
  the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements;

  •
  the liquidity of wholesale power markets and the use of derivative contracts in our business;

  •
  potential shortfalls in insurance coverage;

  •
  new accounting requirements or new interpretations of existing requirements;

  •
  generation, transmission and distribution facility and system conditions and operating costs;

  •
  the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region;

  •
  the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and

  •
  restrictions on dividends or other provisions in our credit agreements and Arizona Corporation Commission ("ACC") orders.

        We generally update these factors in each of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We file annual, quarterly, and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website: http://www.sec.gov. You may also read and copy any materials we file with the SEC at the SEC's public reference room, at

100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available on Pinnacle West's website at http://www.pinnaclewest.com. The information on Pinnacle West's website is not part of this prospectus, any prospectus supplement or any pricing supplement.

Incorporation by Reference

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information in this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (SEC file No. 1-8962 for Pinnacle West and No. 1-4473 for APS) prior to the termination of this offering, excluding, in each case, information deemed furnished and not filed.

Pinnacle West Capital Corporation:

  •
  Pinnacle West Capital Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  Pinnacle West Capital Corporation's Current Reports on Form 8-K filed January 9, 2018, February 20, 2018 and February 22, 2018; and

  •
  The description of Pinnacle West's common stock included in its registration statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, and any amendment or report that we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Pinnacle West's Current Report on Form 8-K filed with the SEC on June 20, 2017.

Arizona Public Service Company:

  •
  Arizona Public Service Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and

  •
  Arizona Public Service Company's Current Reports on Form 8-K filed January 9, 2018 and February 22, 2018.

        These documents contain important information about us and our financials. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following:

Pinnacle West Capital Corporation Office of the Secretary Station 8602 P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-4400	Arizona Public Service Company Office of the Secretary Station 8602 P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-4400
Or online at www.pinnaclewest.com.

 THE COMPANIES

        Pinnacle West was incorporated in 1985 under the laws of the State of Arizona and owns all of the outstanding equity securities of APS, its major subsidiary. APS is a vertically-integrated electric utility that provides either retail or wholesale electric service to most of the state of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona.

        The principal executive offices of Pinnacle West and APS are located at 400 North Fifth Street, PO Box 53999, Phoenix, Arizona 85072-3999, and the telephone number is 602-250-1000.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, Pinnacle West intends to use the proceeds from the sale of these securities for general corporate purposes, which may include the repayment of indebtedness, capital expenditures, the funding of working capital, acquisitions, stock repurchases and/or capital infusions into one or more of its subsidiaries for any of those purposes. Unless otherwise stated in the prospectus supplement accompanying this prospectus, APS intends to use the proceeds from the sale of these securities to finance its construction, resource acquisition and maintenance programs, to redeem or retire outstanding securities, to fund working capital and/or to repay or refund other outstanding long-term or short-term debt. Any specific use of proceeds from the sale of securities will be set forth in the prospectus supplement relating to each offering of these securities.

GENERAL DESCRIPTION OF THE SECURITIES

        Pinnacle West, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of:

  •
  its unsecured debt securities, in one or more series, which may be senior unsecured debt securities or subordinated unsecured debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  shares of its preferred stock;

  •
  shares of its common stock; or

  •
  any combination of these securities.

        APS, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of its senior unsecured debt securities, in one or more series, consisting of notes or other unsecured evidences of indebtedness.

        Pinnacle West and APS may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. Pinnacle West may issue unsecured debt securities and/or shares of preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that it may sell under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF PINNACLE WEST UNSECURED DEBT SECURITIES

General

        The following description highlights the general terms of the unsecured debt securities that Pinnacle West may offer. In this description, we will refer to the unsecured debt securities as "debt securities." When we use the terms "we," "us," "our," and like terms in this description, we are referring to Pinnacle West. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.

        We can issue an unlimited amount of debt securities under the indentures listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.

        The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under:

  •
  an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon

    (formerly known as The Bank of New York), as trustee, and us, in the case of senior debt securities; or

  •
  an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, and us, in the case of subordinated debt securities.

        Because we are structured as a holding company, all existing and future indebtedness and other liabilities of our subsidiaries will be effectively senior in right of payment to our debt securities, whether senior debt securities or subordinated debt securities. Neither of the above Indentures limits our ability or the ability of our subsidiaries to incur additional indebtedness in the future. The assets and cash flows of our subsidiaries will be available, in the first instance, to service their own debt and other obligations and our ability to have the benefit of their assets and cash flows, particularly in the case of any insolvency or financial distress affecting our subsidiaries, would arise only through our equity ownership interests in our subsidiaries and only after their creditors had been satisfied.

        We have summarized the material provisions of the Indentures below. We have filed the senior and subordinated Indentures as exhibits to the registration statement. You should read the Indentures in their entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities. Although separate Indentures are used for subordinated debt securities and senior debt securities, references to the "Indenture" and the description of the "Indenture" in this section apply to both Indentures, unless otherwise noted.

        You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:

  •
  title of the debt securities;

  •
  the aggregate principal amount of the debt securities or the series of which they are a part;

  •
  the date on which the debt securities mature;

  •
  the interest rate;

  •
  when the interest on the debt securities accrues and is payable;

  •
  the record dates for the payment of interest;

  •
  places where principal, premium, or interest will be payable;

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  periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

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  any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

  •
  denominations and multiples at which debt securities will be issued if other than $1,000;

  •
  any index or formula from which the amount of principal or any premium or interest may be determined;

  •
  any allowance for alternative currencies and determination of value;

  •
  whether the debt securities are defeasible under the terms of the Indenture;

  •
  whether we are issuing the debt securities as global securities;

  •
  any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

  •
  any addition to or change in the covenants in the Indenture; and

  •
  any other terms.

        We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.

        Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.

        Other than the protections described in this prospectus and in the prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.

Subordination

        The Indenture relating to the subordinated debt securities states that, unless otherwise provided in a supplemental indenture or a board resolution or officers' certificate establishing a series of debt securities, the debt securities will be subordinate to all senior debt. This is true whether the senior debt is outstanding as of the date of the Indenture or is incurred afterwards. The balance of the information under this heading assumes that a supplemental indenture or a board resolution results in a series of debt securities being subordinated obligations.

        The Indenture states that we cannot make payments of principal, premium, or interest on the subordinated debt if:

  •
  the principal, premium or interest on senior debt is not paid when due and the applicable grace period for the default has ended and the default has not been cured or waived; or

  •
  the maturity of any senior debt has been accelerated because of a default.

        The Indenture provides that we must pay all senior debt in full before the holders of the subordinated debt securities may receive or retain any payment if we make any payment to our creditors or our assets are distributed to our creditors, with certain exceptions, upon any of the following:

  •
  dissolution;

  •
  winding up;

  •
  liquidation;

  •
  reorganization, whether voluntary or involuntary;

  •
  bankruptcy;

  •
  insolvency;

  •
  receivership; or

  •
  any other proceedings.

        The Indenture provides that when all amounts owing on the senior debt are paid in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

        The Indenture defines senior debt as the principal, premium, interest and any other payment due under any of the following, whether outstanding at the date of the Indenture or thereafter incurred, created or assumed:

  •
  all of our debt evidenced by notes, debentures, bonds, or other securities we sell for money;

  •
  all debt of others of the kinds described in the preceding bullet point that we assume or guarantee in any manner; and

  •
  all renewals, extensions, or refundings of debt of the kinds described in either of the two preceding bullet points.

        However, the preceding will not be considered senior debt if the document creating the debt or the assumption or guarantee of the debt states that it is not superior to or that it is on equal footing with the subordinated debt securities.

        The Indenture does not limit the aggregate amount of senior debt that we may issue.

Form, Exchange, and Transfer

        Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.

        The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.

        A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under each Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.

        If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:

  •
  issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.

        Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.

Consolidation, Merger, and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may not:

  •
  consolidate with or merge into any other entity;

  •
  convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

  •
  permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:

  •
  the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  other conditions are met.

        Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.

Events of Default

        Each of the following will be an event of default under the Indenture with respect to debt securities of any series:

  •
  our failure to pay principal of or any premium on any debt security of that series when due;

  •
  our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

  •
  our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

  •
  our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

  •
  bankruptcy, insolvency, or reorganization events involving us; and

  •
  any other event of default for that series described in the applicable prospectus supplement.

        If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.

        If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.

        The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  such direction shall not be in conflict with law or the Indenture;

  •
  the trustee may take any other action not inconsistent with such direction; and

  •
  subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

        No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

  •
  the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

        The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.

        We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.

Modification and Waiver

        In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.

        In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:

  •
  a default in the payment of principal, premium, or interest; and

  •
  a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

        In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:

  •
  the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

  •
  if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for in the debt security; and

  •
  the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

        If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.

        Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.

Defeasance and Covenant Defeasance

        We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.

  Defeasance and Discharge

        We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:

  •
  will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

  •
  will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

  Defeasance of Covenants

        We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.

Governing Law

        The law of the State of New York will govern the Indenture and the debt securities.

Global Securities

        Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.

        No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

  •
  an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

  •
  any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

        We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.

        As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

  •
  be entitled to have the global security or debt securities registered in their names;

  •
  receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

  •
  be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

        We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as "Participants," and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.

Regarding the Trustee

        The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), is the trustee under our Indentures relating to the senior debt securities and the subordinated debt securities. It or its affiliate, The Bank of New York Mellon, is also the trustee under certain indentures covering securities issued by us, our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.

DESCRIPTION OF PINNACLE WEST PREFERRED STOCK

        Pinnacle West may issue, from time to time, shares of one or more series of its preferred stock. When we use the terms "we," "us," "our," and like terms in this description, we are referring to Pinnacle West. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock.

        The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of incorporation, bylaws, and the amendment to our articles relating to a specific series of the preferred stock (the "statement of preferred stock designations"), which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. Before investing in any series of our preferred stock, you should read our articles and bylaws.

General

        Under our articles of incorporation, we have the authority to issue up to 10,000,000 shares of preferred stock. As of April 20, 2018, no shares of preferred stock were outstanding. Our Board of Directors is authorized to issue shares of preferred stock in one or more series and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Arizona Business Corporation Act (the "ABCA"). For a description of provisions in our articles and bylaws or under Arizona law that could delay, defer or prevent a change in control, see "Description of Pinnacle West Common Stock—Certain Anti-takeover Effects."

        Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

  •
  the designation of the shares and the number of shares that constitute the series;

  •
  the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

  •
  the dividend periods (or the method of calculation thereof);

  •
  the voting rights of the shares;

  •
  the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

  •
  whether and on what terms the shares of the series will be subject to redemption or repurchase at our option or at the option of the holders thereof;

  •
  whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

  •
  whether the shares of the series of preferred stock will be listed on a securities exchange;

  •
  any special United States federal income tax considerations applicable to the series; and

  •
  the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends

        Holders of shares of preferred stock will be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, a cash dividend payable at the dates and at the rates, if any, per share as set forth in the applicable prospectus supplement.

Convertibility

        No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.

Redemption and Sinking Fund

        No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Liquidation Rights

        Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive distributions out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation and (ii) shares of common stock. The amount of liquidating distributions received by holders of preferred stock will generally equal the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock, plus any dividends accrued and accumulated but unpaid to the date of final distribution. The holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation shall have been paid or set aside for payment in full.

        If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.

Voting Rights

        The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series, including rights to elect additional board members if we fail to pay dividends in a timely fashion.

        Arizona law provides for certain voting rights for holders of a class of stock, even if the stock does not have other voting rights. Thus, the holders of all shares of a class would be entitled to vote on any amendment to our articles of incorporation that would:

  •
  increase or decrease the aggregate number of authorized shares of the class;

  •
  effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

  •
  effect an exchange or reclassification, or create the right of exchange of all or part of the shares of another class into shares of the class;

  •
  change the designations, rights, obligations, preferences, or limitations of all or part of the shares of the class;

  •
  change the shares of all or part of the class into a different number of shares of the same class;

  •
  create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

  •
  increase rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

  •
  limit or deny an existing preemptive right of all or part of the class; and

  •
  cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class.

        If the proposed amendment would affect a series of the class, but not the entire class, in one or more of the ways described in the bullets above, then the shares of the affected series will have the right to vote on the amendment as a separate voting group. However, if a proposed amendment that would entitle two or more series of the class to vote as separate voting groups would affect those series in the same or a substantially similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment.

        Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles or Arizona law would require a different quorum, if an amendment to the articles would allow the preferred stock or one or more series of the preferred stock to vote as voting groups, the vote required by each voting group would be:

  •
  a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters' rights for that voting group; and

  •
  in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

        Arizona law may also require that the preferred stock be entitled to vote on certain other extraordinary transactions.

Miscellaneous

        The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments that exist at the time of the offer of any preferred stock will be described or incorporated by reference in the applicable prospectus supplement.

        When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.

No Other Rights

        The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable statement of preferred stock designations or as otherwise required by law.

Transfer Agent and Registrar

        The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF PINNACLE WEST COMMON STOCK

        Pinnacle West may issue, from time to time, shares of its common stock, the general terms and provisions of which are summarized below. When we use the terms "we," "us," "our," and like terms in this description, we are referring to Pinnacle West. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our articles of incorporation, our bylaws and the applicable prospectus supplement.

Authorized Shares

        Under our articles of incorporation, we have the authority to issue 150,000,000 shares of common stock. Our Board of Directors has significant discretion to determine the timing, circumstances and purposes for which the authorized shares of common stock available for issuance under our articles of incorporation may be issued, including in the context of acquisitions or other strategic transactions.

Dividends

        Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments that exist at the time of the offer of any common stock will be described in the applicable prospectus supplement. In addition, our principal income consists of dividends paid to us by our subsidiaries, primarily APS. APS's ability to pay dividends could be limited or restricted from time to time by loan agreements, indentures and other transactions or by law or regulatory authorities.

Voting Rights

        Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders. Arizona law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Liquidation Rights

        Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights or Assessments

        Holders of common stock have no preferential, preemptive, conversion or exchange rights. When issued in accordance with our articles of incorporation and law, shares of our common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.

Transfer Agent and Registrar

        Computershare Trust Company, N. A. is the transfer agent and registrar for the common stock.

Preferred Stock

        Our Board of Directors has the authority, without any further action by our shareholders, to issue from time to time up to 10,000,000 shares of preferred stock, in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our Board of Directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of us. See also "Description of Pinnacle West Preferred Stock" above.

Certain Anti-takeover Effects

        General.    Certain provisions of our articles of incorporation, our bylaws, and Arizona law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of our articles, bylaws and Arizona law set forth below does not purport to be complete and is qualified in its entirety by reference to our articles, bylaws and Arizona law.

        Business Combinations.    Arizona law and our bylaws restrict a wide range of transactions (collectively, "business combinations") between us or, in certain cases, one of our subsidiaries, and an interested shareholder. An "interested shareholder" is:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of our outstanding voting power, or

  •
  any of our affiliates or associates who at any time within the prior three years was such a beneficial owner.

The statute defines "business combinations" to include, with certain exceptions:

  •
  mergers, consolidations and share exchanges with an interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to an interested shareholder, representing 10% or more of (i) the aggregate market value of all of our consolidated assets as of the end of the most recent fiscal quarter, (ii) the aggregate market value of all our outstanding shares, or (iii) our consolidated revenues or net income for the four most recent fiscal quarters;

  •
  the issuance or transfer of shares of stock having an aggregate market value of 5% or more of the aggregate market value of all of our outstanding shares to an interested shareholder;

  •
  the adoption of a plan or proposal for our liquidation or dissolution or reincorporation in another state or jurisdiction pursuant to an agreement or arrangement with an interested shareholder;

  •
  corporate actions, such as stock splits and stock dividends, and other transactions, in each case resulting in an increase in the proportionate share of the outstanding shares of any series or class of stock of us or any of our subsidiaries owned by an interested shareholder; and

  •
  the receipt by an interested shareholder of the benefit (other than proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through us or any of our subsidiaries.

        Arizona law and our bylaws provide that, subject to certain exceptions, we may not engage in a business combination with an interested shareholder or authorize one of our subsidiaries to do so, for a period of three years after the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder (the "share acquisition date"), unless either the business combination or the interested shareholder's acquisition of shares on the share acquisition date is approved by a committee of our Board of Directors (comprised solely of disinterested directors or other disinterested persons) prior to the interested shareholder's share acquisition date.

        In addition, after such three-year period, Arizona law and our bylaws prohibit us from engaging in any business combination with an interested shareholder, subject to certain exceptions, unless:

  •
  the business combination or acquisition of shares by the interested shareholder on the share acquisition date was approved by our Board of Directors prior to the share acquisition date;

  •
  the business combination is approved by holders of a majority of our outstanding shares (excluding shares beneficially owned by the interested shareholder) at a meeting called after such three-year period; or

  •
  the business combination satisfies specified price and other requirements.

        Anti-Greenmail Provisions.    Arizona law and our bylaws prohibit us from purchasing any shares of our voting stock from any beneficial owner (or group of beneficial owners acting together) of more than 5% of the voting power of our outstanding shares at a price per share in excess of the average closing sale price during the 30 trading days preceding the purchase or if the person or persons have commenced a tender offer or announced an intention to seek control of us, during the 30 trading days prior to the commencement of the tender offer or the making of the announcement, if the 5% beneficial owner has beneficially owned the shares to be purchased for a period of less than three years, unless:

  •
  holders of a majority of our voting power (excluding shares held by the 5% beneficial owner or by any of our officers and directors) approve the purchase; or

  •
  we make the repurchase offer available to all holders of the class or series of securities to be purchased and to all holders of other securities convertible into that class or series.

        Control Share Acquisition Statute.    Under Arizona law, a control share acquisition is an acquisition, subject to certain exceptions, by a beneficial owner that would result in the owner having a new range of voting power within any of the following ranges: (i) at least 20% but less than 33 1/3%; (ii) at least 33 1/3% but less than or equal to 50%; or (iii) more than 50%. Through a provision in our bylaws, we have opted out of the Arizona statutory provisions regulating control share acquisitions. As a result, potential acquirors are not subject to the limitations imposed by that statute.

        Special Meetings of Shareholders.    Our bylaws provide that, except as required by law, special meetings of shareholders may be called by a majority of our Board of Directors, the Chairman of the Board, the President, or shareholders who hold in the aggregate at least 25% of the voting power of the outstanding capital stock of Pinnacle West ("Special Meeting Requesting Shareholders"). Special Meeting Requesting Shareholders must meet certain qualifications and must submit a written request to the Corporate Secretary, containing the information required by our bylaws. A request for a special meeting made by Special Meeting Requesting Shareholders may be rejected if: (1) a meeting of shareholders that included an identical or substantially similar item of business, as determined in good faith by our Board of Directors, was held not more than 90 days before the Corporate Secretary received the request; (2) our Board of Directors has called or calls for a meeting of shareholders to be held within 90 days after the Corporate Secretary receives the request and our Board of Directors determines in good faith that the business to be conducted at such meeting includes similar business to that stated in the request; or (3) the request relates to an item of business that is not a proper subject for shareholder action under, or involves a violation of, applicable law.

        Election and Removal of Directors.    Each member of our Board of Directors is elected annually to hold office until the next annual meeting of the shareholders or until his or her earlier death, resignation or removal or until his or her successor is duly elected and qualified.

        Our bylaws provide that any director or the entire Board of Directors may be removed by vote of the shareholders with or without cause, but only at a special meeting called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal. However, if less than the entire Board of Directors is to be removed, no one director may be removed if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of directors.

        Our bylaws provide that a director in an uncontested election who receives a greater number of votes cast "withheld" for his or her election than "for" such election must tender his or her resignation to the Corporate Governance Committee of our Board of Directors for consideration. The Corporate Governance Committee will evaluate the director's tendered resignation, taking into account the best interest of Pinnacle West and its shareholders and will recommend to our Board of Directors whether to accept or reject the resignation. Any director tendering a resignation pursuant to this provision of our bylaws will not participate in any committee or Board of Director consideration of his or her resignation.

        Our bylaws grant our Board of Directors the exclusive power to increase the size of our Board of Directors. Any such increase in the size of our Board of Directors, and the filling of any vacancy created thereby, require action by a majority of the whole membership of our Board of Directors as comprised immediately before such increase.

        Shareholder Proposals and Director Nominations.    A shareholder can submit shareholder proposals and nominate candidates for election to our Board of Directors in connection with our annual meeting if he or she follows the advance notice and other relevant provisions set forth in our bylaws. With respect to director nominations at an annual meeting not included in our proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit written notice to the Corporate Secretary at least 180 days prior to the date of the meeting. With respect to director nominations at an annual meeting to be included in our proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit such nomination to the Corporate Secretary not fewer than 120 nor more than 150 days prior to the first anniversary of the date that we mailed our proxy statement for the prior year's annual meeting of shareholders. With respect to shareholder proposals to bring other business before the annual meeting, shareholders must submit a written notice to the Corporate Secretary not fewer than 90 nor more than 120 days prior to the first anniversary of the date of our previous year's annual meeting of shareholders. However, if we have changed the date of the annual meeting by more than 30 days from the date of the previous year's annual meeting, the written notice must be submitted no earlier than 120 days before the annual meeting and not later than 90 days before the annual meeting or ten days after the day we make public the date of the annual meeting.

        A shareholder must also comply with all applicable laws in proposing business to be conducted and in nominating directors. The notice provisions of the bylaws do not affect rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

        Amendment to Articles of Incorporation and Bylaws.    Both the Board of Directors and the shareholders must approve amendments to an Arizona corporation's articles of incorporation, except that the Board of Directors may adopt specified ministerial amendments without shareholder approval. Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles of incorporation or Arizona law would require a different quorum, the vote required by each voting group allowed or required to vote on the amendment would be:

  •
  a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters' rights for that voting group; and

  •
  in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

        The Board of Directors may amend or repeal the corporation's bylaws unless either: (i) the articles or applicable law reserves this power exclusively to shareholders in whole or in part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw. An Arizona corporation's shareholders may amend or repeal the corporation's bylaws even though they may also be amended or repealed by the Board of Directors. Our bylaws may not be amended or repealed without the vote of a majority of the Board of Directors then in office or the affirmative vote of a majority of votes cast on the matter at a meeting of shareholders.

        Issuance of Additional Shares.    Our Board of Directors has the ability to issue additional shares of common stock and shares of preferred stock and to determine the price and, with respect to preferred stock, the other terms, including preferences and voting rights, of those shares without shareholder approval. See the discussion above under the headings "Authorized Shares" and "Preferred Stock."

DESCRIPTION OF APS UNSECURED DEBT SECURITIES

General

        The following description highlights the general terms of the unsecured debt securities that APS may offer. In this description, we will refer to the unsecured debt securities as "debt securities." When we use the terms "we," "us," "our," and like terms in this description, we are referring to APS. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.

        We can issue an unlimited amount of debt securities under the indenture listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.

        The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under an Indenture, dated as of January 15, 1998, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, and us.

        We have summarized the material provisions of the Indenture below. We have filed the Indenture as an exhibit to the registration statement. You should read the Indenture in its entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities.

        You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:

  •
  title of the debt securities;

  •
  the aggregate principal amount of the debt securities or the series of which they are a part;

  •
  the date on which the debt securities mature;

  •
  the interest rate;

  •
  when the interest on the debt securities accrues and is payable;

  •
  the record dates for the payment of interest;

  •
  places where principal, premium, or interest will be payable;

  •
  periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

  •
  any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

  •
  denominations and multiples at which debt securities will be issued if other than $1,000;

  •
  any index or formula from which the amount of principal or any premium or interest may be determined;

  •
  any allowance for alternative currencies and determination of value;

  •
  whether the debt securities are defeasible under the terms of the Indenture;

  •
  whether we are issuing the debt securities as global securities;

  •
  any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

  •
  any addition to or change in the covenants in the Indenture; and

  •
  any other terms.

        We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.

        We must obtain the approval of the ACC before incurring long-term debt. An ACC order dated February 6, 2013 allows us to have approximately $5.1 billion in principal amount of long-term debt outstanding at any one time, subject to the satisfaction of certain conditions, including the satisfaction of a minimum common equity test and a debt service coverage test.

        Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.

        Other than the protections described in this prospectus and in the related prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.

Form, Exchange, and Transfer

        Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.

        The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.

        A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under the Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.

        If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:

  •
  issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.

        Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.

Consolidation, Merger, and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may not:

  •
  consolidate with or merge into any other entity;

  •
  convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

  •
  permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:

  •
  the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  other conditions are met.

        Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.

Events of Default

        Each of the following will be an event of default under the Indenture with respect to debt securities of any series:

  •
  our failure to pay principal of or any premium on any debt security of that series when due;

  •
  our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

  •
  our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

  •
  our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

  •
  bankruptcy, insolvency, or reorganization events involving us; and

  •
  any other event of default for that series described in the applicable prospectus supplement.

        If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.

        If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.

        The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  such direction shall not be in conflict with law or the Indenture;

  •
  the trustee may take any other action not inconsistent with such direction; and

  •
  subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

        No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

  •
  the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.

        We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.

Modification and Waiver

        In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.

        In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:

  •
  a default in the payment of principal, premium, or interest; and

  •
  a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

        In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:

  •
  the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

  •
  if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for the debt security; and

  •
  the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

        If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.

        Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.

Defeasance and Covenant Defeasance

        We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.

        Defeasance and Discharge.    We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:

  •
  will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

  •
  will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

        Defeasance of Covenants.    We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.

Governing Law

        The law of the State of New York will govern the Indenture and the debt securities.

Global Securities

        Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.

        No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

  •
  an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

  •
  any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

        We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.

        As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

  •
  be entitled to have the global security or debt securities registered in their names;

  •
  receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

  •
  be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

        We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as Participants, and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.

Regarding the Trustee

        The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), is the trustee under the Indenture relating to the senior debt securities. It or its affiliate, The Bank of New York Mellon, is also the trustee under certain indentures covering securities issued by us, our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.

EXPERTS

        The consolidated financial statements of Pinnacle West Capital Corporation and the related financial statement schedules, incorporated in this prospectus by reference from Pinnacle West Capital Corporation's Annual Report on Form 10-K, and the effectiveness of Pinnacle West Capital Corporation's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Arizona Public Service Company and the related financial statement schedule, incorporated in this prospectus by reference from Arizona Public Service

Company's Annual Report on Form 10-K, and the effectiveness of Arizona Public Service Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

        The validity of the offered securities will be passed upon for Pinnacle West and APS by Jeffrey B. Guldner, Executive Vice President, Public Policy and General Counsel of Pinnacle West and APS. Mr. Guldner is regularly employed by Pinnacle West and APS, participates in various Pinnacle West employee benefit plans under which he may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of Pinnacle West. We currently anticipate that Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, will pass on certain legal matters with respect to the offered securities for any underwriters. Jeffrey B. Guldner may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop Shaw Pittman LLP.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses that are expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant. All amounts are estimated.

Securities and Exchange Commission registration fee	$	*
Printing, engraving, and postage expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating Agency fees		**
Transfer Agent and Registrar, Trustee and Depository fees and expenses		**
Blue Sky fees and expenses		**
Miscellaneous		**

Total	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
These fees are calculated based on the securities offered and the number of issuances. Therefore, these fees cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        The ABCA permits extensive indemnification of present and former directors, officers, employees or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers to the fullest extent permitted by applicable law is contained in Article VII of Pinnacle West's Bylaws and in Article VII of APS's Bylaws. Such indemnification is mandatory. Article Fifth of APS's Articles of Incorporation permits indemnification of current and former directors and officers if the board of directors determines in good faith that the person did not act, fail to act or refuse to act willfully or with gross negligence or with fraudulent or criminal intent.

        Under the ABCA, in order for a corporation to indemnify a director or officer, a majority of the corporation's disinterested directors, special legal counsel, or the shareholders must find that the conduct of the individual to be indemnified was in good faith and that the individual reasonably believed that the conduct was in the corporation's best interests (in the case of conduct in an "official capacity" with the corporation) or that the conduct was at least not opposed to the corporation's best interests (in all other cases). In the case of any criminal proceeding, the finding must be to the effect that the individual had no reasonable cause to believe the conduct was unlawful. Indemnification is permitted with respect to expenses, judgments, fines and amounts paid in settlement by such individuals, except that, in the case of a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding. However, a corporation cannot indemnify a director in the cases noted in clause (ii) of the second sentence of the following paragraph. Broader indemnification is allowed, with certain limitations, for a director as provided in a corporation's articles of incorporation, and for an officer who is not also a director or where the basis on which the officer was made a party to the proceeding is an act or omission solely as an officer, as provided in the articles of incorporation, bylaws, a resolution of the board of directors or a contract.

        Indemnification under the ABCA is permissive, except in the event of a successful defense, in which case a director or officer must be indemnified against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding unless such indemnification is limited by the articles of incorporation. In addition, the ABCA requires Arizona corporations to indemnify any "outside director" (a director who is not an officer, employee or holder of more than five percent of any class of the corporation's stock or the stock of any affiliate of the corporation) against liability unless (i) the corporation's articles of incorporation limit such indemnification, (ii) the director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper financial benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the standards of conduct described in the preceding paragraph. With certain limitations, a court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not the individual has met the standards of conduct in this and the preceding paragraph or was adjudged liable as described above.

        In connection with the offering made by the prospectus which is a part of this registration statement, as it may be amended or supplemented, it is expected that the underwriters of the securities, pursuant to the relevant underwriting agreement, will severally agree to indemnify and hold harmless Pinnacle West or APS, as the case may be, each of its directors, each of its officers who has signed this registration statement, and each person, if any, who controls Pinnacle West or APS, as the case may be, within the meaning of the Securities Act of 1933, as amended (the "Act"), against certain losses, claims, damages, or liabilities, including liabilities under the Act, that arise out of or are based upon written information furnished by such underwriters to Pinnacle West or APS, as the case may be, for use in this registration statement or in such prospectus.

        In addition, we have, from time to time, entered into and/or may enter into agreements to indemnify certain of our directors and officers to the fullest extent allowed by law, subject to certain exceptions. To the extent the Board or shareholders may in the future wish to limit or repeal our ability to provide indemnification to our officers and directors, such repeal or limitation may not be effective as to directors or officers who are parties to any indemnification agreements because their rights to full protection would be contractually assured by such agreements.

        In Arizona, a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against liability asserted against or incurred by the individual arising from the individual's status as a director or officer. We maintain insurance on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on our part out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

        For information regarding our undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 below.

Item 16.    Exhibits.

Exhibit No.	Description
*1.1	Form of Pinnacle West Underwriting Agreement with respect to Unsecured Debt Securities
*1.2	Form of Pinnacle West Underwriting Agreement with respect to Preferred Stock
*1.3	Form of Pinnacle West Underwriting Agreement with respect to Common Stock
*1.4	Form of APS Underwriting Agreement with respect to Unsecured Debt Securities
*4.1	Form of Pinnacle West Senior Unsecured Debt Securities
*4.2	Form of Pinnacle West Subordinated Unsecured Debt Securities
*4.3	Form(s) of Pinnacle West Supplemental Indenture relating to Unsecured Debt Securities
*4.4	Statement of Pinnacle West Preferred Stock Designations
*4.5	Form of Pinnacle West Preferred Stock Certificate
*4.6	Form of APS Senior Unsecured Debt Securities
*4.7	Form of APS Supplemental Indenture relating to Unsecured Debt Securities
5.1	Opinion of Jeffrey B. Guldner, Pinnacle West Executive Vice President, Public Policy and General Counsel for Pinnacle West Securities
5.2	Opinion of Pillsbury Winthrop Shaw Pittman LLP for Pinnacle West Securities
5.3	Opinion of Jeffrey B. Guldner, APS Executive Vice President, Public Policy and General Counsel for APS Unsecured Debt Securities
5.4	Opinion of Pillsbury Winthrop Shaw Pittman LLP for APS Unsecured Debt Securities
23.1	Consent of Jeffrey B. Guldner (included in Opinions filed as Exhibits 5.1 and 5.3)
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Opinions filed as Exhibits 5.2 and 5.4)
23.3	Consent of Deloitte & Touche LLP for Pinnacle West
23.4	Consent of Deloitte & Touche LLP for APS
24.1	Powers of Attorney (contained within the signature pages hereto)
24.2	Resolutions of Pinnacle West Board of Directors re Powers of Attorney
24.3	Resolutions of APS Board of Directors re Powers of Attorney
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, for the Indenture dated as of December 1, 2000 relating to the Pinnacle West Senior Unsecured Debt Securities
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, for the Indenture dated as of December 1, 2000 relating to the Pinnacle West Subordinated Unsecured Debt Securities
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, for the Indenture dated as of January 15, 1998 relating to the APS Senior Unsecured Debt Securities

*
To be filed by an amendment to the registration statement, or documents filed pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated or deemed incorporated by reference herein.

        In addition to those Exhibits shown above, Pinnacle West hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Act by reference to the filings set forth below:

Exhibit No.	Description	Previously Filed as Exhibit:	File No.(a)	Date Filed
4.8	Pinnacle West Capital Corporation Articles of Incorporation, restated as of May 21, 2008	Exhibit 3.1 to Pinnacle West/APS Quarterly Report on Form 10-Q for the quarter ended June 30, 2008	1-8962	8-07-08
4.9	Pinnacle West Capital Corporation Bylaws, amended as of February 22, 2017	Exhibit 3.1 to Pinnacle West /APS Current Report on Form 8-K dated February 22, 2017	1-8962	2-28-17
4.10
	Indenture dated as of December 1, 2000, between Pinnacle West and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as Trustee, relating to Senior Unsecured Debt Securities	Exhibit 4.1 to Pinnacle West Registration Statement No. 333-52476	333-52476	12-21-00
4.11	Third Supplemental Indenture dated as of November 30, 2017	Exhibit 4.1 to Pinnacle West Current Report on Form 8-K dated November 28, 2017	1-8962	11-30-17
4.12
	Indenture dated as of December 1, 2000, between Pinnacle West and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as Trustee, relating to Subordinated Unsecured Debt Securities	Exhibit 4.2 to Pinnacle West Registration Statement No. 333-52476	333-52476	12-21-00
4.13	Agreement dated March 29, 1988, relating to the filing of instruments defining the rights of holders of long-term debt not in excess of 10% of Pinnacle West's total assets	Exhibit 4.1 to Pinnacle West 1987 Form 10-K Report	1-8962	3-30-88
4.14	Specimen Certificate of Pinnacle West Common Stock, no par value	Exhibit 4.1 to Pinnacle West Current Report on Form 8-K dated June 20, 2017	1-8962	6-20-17
12.1	Ratio of Earnings to Fixed Charges	Exhibit 12.1 to Pinnacle West/APS 2017 Form 10-K Report	1-8962	2-23-18
12.2	Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements	Exhibit 12.3 to Pinnacle West/APS 2017 Form 10-K Report	1-8962	2-23-18

(a)
Reports filed under File No. 1-8962 were filed in the office of the SEC located in Washington, D.C.

        In addition to those Exhibits shown above, APS hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Act by reference to the filings set forth below:

Exhibit No.	Description	Previously Filed as Exhibit:	File No.(a)	Date Filed
4.15	Indenture dated as of January 15, 1998, between APS and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as Trustee, relating to Senior Unsecured Debt Securities	Exhibit 4.10 to APS Registration Statement Nos. 333-15379 and 333- 27551 by means of Form 8-K Report dated January 15, 1998	1-4473	1-16-98
4.16	Seventh Supplemental Indenture dated as of May 1, 2003	Exhibit 4.1 to APS Registration Statement No. 333-90824 by means of Form 8-K Report dated May 9, 2003	1-4473	5-09-03
4.17	Ninth Supplemental Indenture dated as of August 15, 2005	Exhibit 4.1 to APS Registration Statement Nos. 333-106772 and 333-121512 by means of Form 8-K Report dated August 19, 2005	1-4473	8-22-05
4.18	Tenth Supplemental Indenture dated as of August 1, 2006	Exhibit 4.1 to APS Registration Statement No. 333-134206-01 by means of Form 8-K Report dated August 2, 2006	1-4473	8-03-06
4.19	Eleventh Supplemental Indenture dated as of February 26, 2009	Exhibit 4.6e to Pinnacle West/APS 2014 Form 10-K Report	1-4473	2-20-15
4.20	Twelfth Supplemental Indenture dated as of August 25, 2011	Exhibit 4.6f to Pinnacle West/APS 2014 Form 10-K Report	1-4473	2-20-15
4.21	Thirteenth Supplemental Indenture dated as of January 13, 2012	Exhibit 4.6g to Pinnacle West/APS 2014 Form 10-K Report	1-4473	2-20-15
4.22	Fourteenth Supplemental Indenture dated as of January 10, 2014	Exhibit 4.6h to Pinnacle West/APS 2014 Form 10-K Report	1-4473	2-20-15
4.23	Fifteenth Supplemental Indenture dated as of June 18, 2014	Exhibit 4.6i to Pinnacle West/APS 2014 Form 10-K Report	1-4473	2-20-15
4.24	Sixteenth Supplemental Indenture dated as of January 12, 2015	Exhibit 4.6j to Pinnacle West/APS 2014 Form 10-K Report	1-4473	2-20-15
4.25	Seventeenth Supplemental Indenture dated as of May 19, 2015	Exhibit 4.1 to Pinnacle West/APS Current Report on Form 8-K dated May 14, 2015	1-4473	5-19-15
4.26	Eighteenth Supplemental Indenture dated as of November 6, 2015	Exhibit 4.1 to Pinnacle West/APS Current Report on Form 8-K dated November 3, 2015	1-4473	11-6-15

Exhibit No.	Description	Previously Filed as Exhibit:	File No.(a)	Date Filed
4.27	Nineteenth Supplemental Indenture dated as of May 6, 2016	Exhibit 4.1 to Pinnacle West/APS Current Report on Form 8-K dated May 3, 2016	1-4473	5-6-16
4.28	Twentieth Supplemental Indenture dated as of September 20, 2016	Exhibit 4.1 to Pinnacle West/APS Current Report on Form 8-K dated September 15, 2016	1-4473	9-20-16
4.29	Twenty-First Supplemental Indenture dated as of September 11, 2017	Exhibit 4.1 to Pinnacle West/APS Current Report on Form 8-K dated September 6, 2017	1-4473	9-11-17
4.30	Agreement, dated March 21, 1994, relating to the filing of instruments defining the rights of holders of APS long-term debt not in excess of 10% of APS's total assets	Exhibit 4.1 to APS 1993 Form 10-K Report	1-4473	3-30-94
12.3	Ratio of Earnings to Fixed Charges	Exhibit 12.2 to Pinnacle West/APS 2017 Form 10-K Report	1-4473	2-23-18

(a)
Reports filed under File No. 1-4473 were filed in the office of the SEC located in Washington, D.C.

Item 17.    Undertakings.

        (a)   Each of the undersigned Registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on the 20th day of April, 2018.

PINNACLE WEST CAPITAL CORPORATION
By:	/s/ DONALD E. BRANDT Donald E. Brandt Chairman of the Board of Directors, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James R. Hatfield, Lee R. Nickloy and Jeffrey B. Guldner, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, to file any amendments, including post-effective amendments, to this registration statement.

Signature	Title	Date

/s/ DONALD E. BRANDT (Donald E. Brandt, Chairman of the Board of Directors, President and Chief Executive Officer)	Principal Executive Officer and Director	April 20, 2018
/s/ JAMES R. HATFIELD (James R. Hatfield, Executive Vice President and Chief Financial Officer)	Principal Financial Officer	April 20, 2018
/s/ DENISE R. DANNER (Denise R. Danner, Vice President, Controller and Chief Accounting Officer)	Principal Accounting Officer	April 20, 2018
/s/ DENIS A. CORTESE, M.D. (Denis A. Cortese, M.D.)	Director	April 20, 2018
/s/ RICHARD P. FOX (Richard P. Fox)	Director	April 20, 2018

Signature	Title	Date

/s/ MICHAEL L. GALLAGHER (Michael L. Gallagher)	Director	April 20, 2018
/s/ ROY A. HERBERGER, JR., PH.D. (Roy A. Herberger, Jr., Ph.D.)	Director	April 20, 2018
/s/ DALE E. KLEIN, PH.D. (Dale E. Klein, Ph.D.)	Director	April 20, 2018
/s/ HUMBERTO S. LOPEZ (Humberto S. Lopez)	Director	April 20, 2018
/s/ KATHRYN L. MUNRO (Kathryn L. Munro)	Director	April 20, 2018
/s/ BRUCE J. NORDSTROM (Bruce J. Nordstrom)	Director	April 20, 2018
/s/ PAULA J. SIMS (Paula J. Sims)	Director	April 20, 2018
/s/ DAVID P. WAGENER (David P. Wagener)	Director	April 20, 2018

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on the 20th day of April, 2018.

ARIZONA PUBLIC SERVICE COMPANY
By:	/s/ DONALD E. BRANDT Donald E. Brandt Chairman of the Board of Directors, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes James R. Hatfield, Lee R. Nickloy and Jeffrey B. Guldner, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, to file any amendments, including post-effective amendments, to this registration statement.

Signature	Title	Date

/s/ DONALD E. BRANDT (Donald E. Brandt, Chairman of the Board of Directors, President and Chief Executive Officer)	Principal Executive Officer and Director	April 20, 2018
/s/ JAMES R. HATFIELD (James R. Hatfield, Executive Vice President and Chief Financial Officer)	Principal Financial Officer	April 20, 2018
/s/ DENISE R. DANNER (Denise R. Danner, Vice President, Controller and Chief Accounting Officer)	Principal Accounting Officer	April 20, 2018
/s/ DENIS A. CORTESE, M.D. (Denis A. Cortese, M.D.)	Director	April 20, 2018
/s/ RICHARD P. FOX (Richard P. Fox)	Director	April 20, 2018

Signature	Title	Date

/s/ MICHAEL L. GALLAGHER (Michael L. Gallagher)	Director	April 20, 2018
/s/ ROY A. HERBERGER, JR., PH.D. (Roy A. Herberger, Jr., Ph.D.)	Director	April 20, 2018
/s/ DALE E. KLEIN, PH.D. (Dale E. Klein, Ph.D.)	Director	April 20, 2018
/s/ HUMBERTO S. LOPEZ (Humberto S. Lopez)	Director	April 20, 2018
/s/ KATHRYN L. MUNRO (Kathryn L. Munro)	Director	April 20, 2018
/s/ BRUCE J. NORDSTROM (Bruce J. Nordstrom)	Director	April 20, 2018
/s/ PAULA J. SIMS (Paula J. Sims)	Director	April 20, 2018
/s/ DAVID P. WAGENER (David P. Wagener)	Director	April 20, 2018